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                             Amendment No. 1 to the
                  Apartment Investment and Management Company
                      1997 Stock Award and Incentive Plan

    THIS AMENDMENT NO. 1 TO THE APARTMENT INVESTMENT AND MANAGEMENT COMPANY 1997 STOCK AWARD AND INCENTIVE PLAN (the "Amendment"), is adopted as of January 21, 1998, for the benefit of the eligible employees and directors of Apartment Investment and Management Company, a Maryland corporation (the "Company"), AIMCO Properties, L.P., a Delaware limited partnership, and Property Asset Management Services, L.P., a Delaware limited partnership. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the "Plan").

    1. NUMBER AND SOURCE OF SHARES. Section 3.1 of the Plan is hereby amended and restated in its entirety to read as follows:

       "3.1 NUMBER AND SOURCE OF SHARES. The total number of shares of Stock reserved and available for issuance under the Plan shall be 20,000,000. To the extent that (a) a Stock Option expires or is otherwise terminated without being exercised, or (b) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. Such shares may consist, in whole or in part, of treasury shares, authorized and unissued shares or shares of Stock reacquired by the Company."

    2. APPROVAL OF AMENDMENT BY STOCKHOLDERS. This Amendment shall take effect upon its adoption by the Board, but this Amendment (and any grants or awards made in reliance on this Amendment prior to shareholder approval of this Amendment) shall be subject to ratification by the holders of a majority of the issued and outstanding shares of voting securities of the Company, voting at a duly convened shareholders' meeting of the Company, which ratification must occur within twelve (12) months of the date that this Amendment is adopted by the Board. In the event that the shareholders of the Company do not ratify this Amendment at a meeting of the shareholders at which such issue is considered and voted upon, then this Amendment and all Stock Options, Restricted Stock, Deferred Stock and Performance Share awards made in reliance hereon shall immediately terminate and be of no force or effect.

    3. ACKNOWLEDGMENT. Other than as modified pursuant to this Amendment, all of the provisions of the Plan shall continue in full force and effect.

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